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                                                                   EXHIBIT 10.15

                                AMENDMENT TO THE

                     INTERDIGITAL COMMUNICATIONS CORPORATION
           1995 STOCK OPTION PLAN FOR EMPLOYEES AND OUTSIDE DIRECTORS

         Pursuant to an October 24, 2001 resolution of the Board of Directors of InterDigital Communications Corporation, the above-referenced plan (the "Plan") is amended as follows.

         I. Section 14 is hereby deleted in its entirety and is replaced with the following:

                  Section 14.  Transferability.

                           (a) In General. Except as provided in Section 14(b),
                  no Option shall be assignable or transferable otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order as defined in the Code.

                           (b) Transferable Options. Unless otherwise provided
                  in the applicable Option Agreement, Non-Qualified Stock Options granted to or held by an Optionee may be transferred, in whole or in part, to one or more transferees and exercised by any such transferee; provided that (i) any such transfer is by gift without consideration, (ii) each transferee is a Family Member (as such term is defined in the General Instructions A.1(a)(5) to Form S-8 under the Securities Act, and any successor thereto) of the Optionee, and (iii) any such transfer is approved in advance by the Committee or the Board. No transfer of an Option shall be effective unless the Committee or the Board is notified of the terms and conditions of the transfer and the Committee or the Board determines that the transfer complies with the requirements for transfers of Options under the Plan and the applicable Option Agreement. Any person to whom an Option has been transferred may exercise an Option only in accordance with the Plan and the applicable Option Agreement. Following transfer of an Option, or any part thereof, the portion of the Option that has been transferred shall continue to be subject to the terms and conditions of the Plan and the applicable Option Agreement; provided that the term "Optionee" shall be deemed to refer to the transferee for all purposes of the Plan, other than:

                           (A) in Section 6(e), this Section 14(b), Section 21(b), Section 21(c) and Section 23 of the Plan, in which cases the term "Optionee" shall continue to refer to the original recipient of the Option;

                           (B) in Section 6(g) of the Plan, in which case the term "Optionee" shall continue to refer to the original recipient of the Option when describing the Optionee's termination of employment, death or disability and shall be deemed to refer to the transferee when referring to the person who may exercise the Option following those events; and


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                           (C) in Section 6(h) of the Plan, in which the term
                           "Optionee" shall continue to refer to the original recipient of the Option when describing the Optionee's termination of employment or engagement and when referring to the person who has committed any of the acts described in clauses (i), (ii), (iii) or (iv) of that Section and shall refer to the transferee when referring to the holding of unexercised Options.

         II.      The following is added to Section 21 as a new paragraph (c):

                           (c) If (i) an Optionee transfers his or her Option,
                  or any part thereof, pursuant to Section 14 of the Plan, and
                  (ii) the Company receives a copy of an agreement between the Optionee and the transferee pursuant to which the transferee assumes the Optionee's obligation to satisfy the Company's tax withholding obligation, if any, that will arise in connection with the exercise of the transferred Option, as described in
                  Section 21(b) above, then the Company shall not honor the exercise of the Option by the transferee, and shall not issue any shares in respect of any such exercise, until the transferee pays in cash to the Company an amount sufficient to cover such tax liability or otherwise makes adequate provision, as determined by the Company in its sole discretion, for the Company's satisfaction of the Company's withholding obligations under federal, state and local law.

         The Plan, as amended by the foregoing changes, is ratified and confirmed in all respects.




                                                 Amended as of October 24, 2001.